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                                                             Exhibit 10.30



                                 PROMISSORY NOTE



DATE:               July 2, 2001
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PRINCIPAL AMOUNT:   $4,000,000
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     FOR VALUE RECEIVED, Covista Communications, Inc., a New Jersey corporation
(the "MAKER"), does hereby covenant and promise to pay to Henry G. Luken, III, of 400 Fairway Lane, Soddy Daisy, Tennessee 37379 ("PAYEE"), in legal tender of the United States, the Principal Amount set forth above, together with interest thereon at the rate of 7% per annum from the date hereof, which Principal Amount Payee has from time to time previously advanced to Maker. The Principal Amount and all accrued interest hereon shall be due and payable in full in a single installment on February 1, 2003.

     Notwithstanding anything to the contrary herein, Maker shall have the right to prepay any part of or the entire outstanding Principal Amount of this Promissory Note in full at any time without premium or penalty and without discount and without prior notice to Payee.

     This Promissory Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     Should the indebtedness represented by this Promissory Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at the trial or appellate level), or should this Promissory Note be placed in the hands of attorneys for collection upon default, Maker agrees to pay, in addition to the principal and interest due and payable hereon, all costs of collection or attempting to collect this Promissory Note, including reasonable attorneys' fees and expenses.

     All parties to this Promissory Note, whether Maker, principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

     Anything herein to the contrary notwithstanding, the obligations of Maker under this Promissory Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by payee would be contrary to provisions of law applicable to Payee limiting the maximum rate of interest that may be charged or collected by Payee.

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     This Promissory Note and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the state of New Jersey (without giving effect to New Jersey's principles of conflicts of law) and the parties hereto submit to the non-exclusive jurisdiction of any New Jersey or Federal court sitting in New Jersey over any suit, action or proceeding arising out of or relating to this Promissory Note.

     This Promissory Note shall be binding upon the successors and assigns and any purchaser of substantially all of the assets of Maker. This Promissory Note may not be assigned by Maker without the prior written consent of Payee, PROVIDED, HOWEVER, that this Promissory Note may be assigned by Maker without the consent of Payee in connection with the merger or consolidation of the Maker or upon the sale of substantially all of the assets or stock of the Maker.

     IN WITNESS WHEREOF, Maker has executed and delivered this Promissory Note on the day and year first above written.

                          COVISTA COMMUNICATIONS, INC.
WITNESS:

                           By: /s/ THOMAS P. GUNNING
                               -------------------------
/s/ RICHARD FEIGEL         Name: Thomas P. Gunning
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Name:                      Its:  Chief Financial Officer
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